Exhibit 99.1

Akari Therapeutics Reports Second Quarter 2026 Financial Results and Highlights Progress of AKTX-101 Towards Phase 1 and Strategic Collaboration for Its ADC Payload Platform

AKTX-101 advancing through IND-enabling development activities toward planned initiation of Phase 1 clinical trial in mid-2027

Compelling ASCO 2026 preclinical data further differentiates PH1 mechanism in KRAS-mutated pancreatic cancer models

Strategic research collaboration with Whitehawk Therapeutics expands potential application of Akari’s PH1 platform into dual-payload ADCs

Balance sheet strengthened by approximately $8.6 million of financing during the quarter, led by long-term strategic investors

TAMPA, FL and LONDON – August 13, 2026 – Akari Therapeutics, Plc (Nasdaq: AKTX), an oncology biotechnology company developing antibody drug conjugates (ADCs) with a novel payload targeting RNA splicing, reported financial results for the second quarter ending June 30, 2026 and provided an update on the continued advancement of its lead ADC candidate, AKTX-101, towards Phase 1 clinical trials.

“Akari entered the second half of 2026 with increasing momentum across the business and a clear focus on advancing AKTX-101 towards the clinic,” said Abizer Gaslightwala, Chief Executive Officer of Akari Therapeutics. “We are executing the IND-enabling work required to support our planned Phase 1 trial in mid-2027, while continuing to generate data that strengthen the scientific rationale for AKTX-101 and further differentiate our novel PH1 spliceosome-modulating payload.”

Mr. Gaslightwala continued, “The compelling data presented at ASCO demonstrated synergistic anti-tumor activity when our PH1 payload was combined with an approved KRAS inhibitor in KRAS-mutated pancreatic cancer models, adding to a growing body of preclinical evidence supporting PH1’s differentiated mechanism and potential utility across difficult-to-treat cancers. At the same time, our collaboration with Whitehawk expands the opportunity for PH1 into dual-payload ADCs and provides another avenue to explore the potential advantages of combining PH1’s unique mechanism with established ADC payload technologies. Importantly, receipt of approximately $8 million of financing during the quarter, led by long-term strategic investors, strengthened our balance sheet and enhances our ability to continue executing against these development priorities.”

Second Quarter 2026 Highlights

●	Strengthened the balance sheet through private placement with $5.5 million in gross proceeds, and warrant exercises worth $3.1 million in gross proceeds for a total of approximately $8.6 million in gross proceeds from financing in the quarter, resulting in approximately $8.0 million of net proceeds to the Company.

●	Continued advancing AKTX-101 through IND-enabling activities by progressing manufacturing and development work to enable the Phase 1 clinical trial. The Company remains focused on initiating AKTX-101 for clinical development in mid-2027.

●	Expanded the Company’s strategic position in novel ADC payloads through a research collaboration on dual ADC payloads with Whitehawk Therapeutics to evaluate Akari’s proprietary PH1 spliceosome modulating payload platform in combination with Whitehawk’s topoisomerase I payload platform. The collaboration is designed to investigate the potential of combining complementary ADC payload technologies to synergize and enhance anti-tumor activity. This collaboration further demonstrates the unique potential of the PH1 payload and continued strong interest in ADC payload innovation across biotech/pharma.

●	Presented breakthrough preclinical data at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting demonstrating synergistic anti-tumor activity of the Company’s PH1 spliceosome modulating payload combined with an approved KRAS inhibitor in KRAS-mutated pancreatic cancer models. These data support the potential of using ADCs with the PH1 payload as a way to attack KRAS mutant tumors, still one of the greatest unmet needs.

●	Expanded the Company’s intellectual property portfolio through newly issued international patents for its proprietary PH1 spliceosome modulating payload technology, further strengthening long-term protection of the platform and supporting future ADC pipeline expansion.

Second Quarter 2026 Financial Results

Research and development expenses were $2.1 million for the second quarter of 2026, compared with $0.7 million for the second quarter of 2025. The increase primarily reflects expanded development and manufacturing activities supporting the advancement of AKTX-101 through critical IND enabling activities.

General and administrative expenses were $2.5 million for the second quarter of 2026, comparable with $2.5 million for the same period in 2025.

Net loss for the second quarter of 2026 was $4.8 million, compared with $1.9 million for the second quarter of 2025.

Cash totaled $7.7 million as of June 30, 2026, compared with $5.2 million as of December 31, 2025.

About Akari Therapeutics

Akari Therapeutics is an oncology biotechnology company developing next-generation antibody drug conjugates (ADCs) with a unique payload, PH1, which targets RNA splicing. Utilizing its innovative ADC discovery platform, the Company has the ability to generate ADC candidates and optimize them based on the desired application to any antigen target of interest. Akari’s lead candidate, AKTX-101, targets the Trop2 receptor on cancer cells with a proprietary linker, enabling it to deliver its novel PH1 payload directly into the tumor with minimal off-target effects. Unlike current ADCs that use microtubule inhibitors and DNA-damaging agents as their payloads, PH1 is a novel payload that is a spliceosome modulator designed to disrupt RNA splicing within cancer cells. This splicing modulation has been shown in preclinical animal models to induce cancer cell death while activating both the innate and adaptive immune systems to drive robust and durable activity. In preclinical studies, AKTX-101 has been shown to have significant activity and prolonged survival relative to ADCs with traditional payloads. Additionally, AKTX-101 has the potential to be synergistic with checkpoint inhibitors and has demonstrated prolonged survival as both a single agent and in combination with checkpoint inhibitors. The PH1 payload has also been demonstrated to be very active against cancer cells with key oncogenic drivers such as KRAS, BRAF, ARV7, FGFR3 fusions, and others. The Company has initiated IND enabling studies for AKTX-101 with a goal of starting its First-In-Human trial by mid-2027. Akari is also developing AKTX-102, an ADC candidate targeting CEACAM5 (Carcinoembryonic Antigen-related Cell Adhesion Molecule-5), a well-validated tumor antigen broadly expressed across multiple solid tumors. AKTX-102 is designed to leverage Akari’s proprietary PH1 spliceosome-modulating payload and a novel antibody construct to enable differentiated tumor cell killing and immune activation.

For more information about the Company, please visit www.akaritx.com and connect on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve risks and uncertainties relating to future events and the future performance of the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the ability of the Company to advance its product candidates for the treatment of cancer and the timing of a filing of an IND and commencement of a Phase 1 clinical trial. These statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: the Company’s need for additional capital; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the business; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s programs or product candidates; risks related to any loss of the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s product candidates, including as a result of potential tariffs; the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company and/or its collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, and/or its collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s product candidates; risks related to competition for the Company’s product candidates; and the Company’s ability to successfully develop or commercialize its product candidates. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release except as required by law.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

AKTX@jtcir.com